EXHIBIT (a)(1)(F)

November 16, 2007 – One Week after Offer Commences

We have completed week one of the Active Power, Inc. Offer to Amend the Exercise Price of Certain Options (referred to as the “Offer to Amend”). The Offer to Amend will expire at 5:00 p.m., Central Time, on December 11, 2007 unless we extend the offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by fax or email, by 5:00 p.m., Central Time, on December 11, 2007 by:

Jennifer Crow
Finance Manager
Active Power, Inc.
Fax:	(512) 836-4511
Email:	jennifercrow@activepower.com

Election forms submitted via email must contain your properly completed and signed election form as an attachment to your email. Only responses that are complete, signed and actually received by Jennifer Crow by the deadline will be accepted. Responses submitted by any other means, including hand delivery, are not permitted. If you have questions about any of the forms or would like to request additional copies of the Offer to Amend, contact Jennifer Crow at phone number (512) 744-9254 or by email at jennifercrow@activepower.com. If you have questions about the terms of this offer affecting your options, please direct them to John K. Penver, our Chief Financial Officer, at:

John K. Penver
Chief Financial Officer
Active Power, Inc.
Tel:	(512) 744-9234
Email:	johnpenver@activepower.com

This notice does not constitute the Offer to Amend. The full terms of the offer are described in (1) the Offer to Amend; (2) the letter from James Clishem, dated November 9, 2007; (3) the election form; and (4) your personalized addendum containing information regarding your eligible option(s). You may also access these documents, except your personalized addendum, through Active Power’s intranet at http://intranet/base/hr/hr_documents/Tender%20Offer.doc, or through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov. You may access your personalized addendum by contacting Jennifer Crow at phone number (512) 744-9254 or by email at jennifercrow@activepower.com.

December 3, 2007 – Final Week

We are entering the final week of the Active Power, Inc. Offer to Amend the Exercise Price of Certain Options (referred to as the “Offer to Amend”). After today, there are seven (7) days left to make your election. The Offer to Amend will expire at 5:00 p.m., Central Time, on December 11, 2007 unless we extend the offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by fax or email, by 5:00 p.m., Central Time, on December 11, 2007 by:

Jennifer Crow
Finance Manager
Active Power, Inc.
Fax:	(512) 836-4511
Email:	jennifercrow@activepower.com

Election forms submitted via email must contain your properly completed and signed election form as an attachment to your email. Only responses that are complete, signed and actually received by Active Power by the deadline will be accepted. Responses submitted by any other means, including hand delivery, United States mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions about any of the forms or would like to request additional copies of the Offer to Amend, contact Jennifer Crow at phone number (512) 744-9254 or by email at jennifercrow@activepower.com. If you have questions about the terms of this offer affecting your options, please direct them to:

John K. Penver
Chief Financial Officer
Active Power, Inc.
Tel:	(512) 744-9234
Email:	johnpenver@activepower.com

This notice does not constitute the Offer to Amend. The full terms of the offer are described in (1) the Offer to Amend; (2) the letter from James Clishem, dated November 9, 2007; (3) the election form; and (4) your personalized addendum containing information regarding your eligible option(s). You may also access these documents, except your personalized addendum, through Active Power’s intranet at http://intranet/base/hr/hr_documents/Tender%20Offer.doc, or through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov. You may access your personalized addendum by contacting Jennifer Crow at phone number (512) 744-9254 or by email at jennifercrow@activepower.com.

December 11, 2007 – Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of the Active Power, Inc. Offer to Amend the Exercise Price of Certain Options (referred to as the “Offer to Amend”). The Offer to Amend will expire at 5:00 p.m., Central Time, today, December 11, 2007.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by fax or email, by 5:00 p.m., Central Time, today, December 11, 2007 by:

Jennifer Crow
Finance Manager
Active Power, Inc.
Fax:	(512) 836-4511
Email:	jennifercrow@activepower.com

Election forms submitted via email must contain your properly completed and signed election form as an attachment to your email. Only responses that are complete, signed and actually received by Jennifer Crow by the deadline will be accepted. Responses submitted by any other means, including hand delivery, United States mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions about any of the forms or would like to request additional copies of the Offer to Amend, contact Jennifer Crow at phone number (512) 744-9254 or by email at jennifercrow@activepower.com. If you have questions about the terms of this offer affecting your options, please direct them to John K. Penver, our Chief Financial Officer, at:

John K. Penver
Chief Financial Officer
Active Power, Inc.
Tel:	(512) 744-9234
Email:	johnpenver@activepower.com

This notice does not constitute the Offer to Amend. The full terms of the offer are described in (1) the Offer to Amend; (2) the letter from James Clishem, dated November 9, 2007; (3) the election form; and (4) your personalized addendum containing information regarding your eligible option(s). You may also access these documents, except your personalized addendum, through Active Power’s intranet at http://intranet/base/hr/hr_documents/Tender%20Offer.doc, or through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov. You may access your personalized addendum by contacting Jennifer Crow at phone number (512) 744-9254 or by email at jennifercrow@activepower.com.